Exhibit 23.1

To Whom It May Concern:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Richtech Robotics Inc., pertaining to the Richtech Robotics Inc., 2023 Stock Incentive Plan, of our report dated June 13, 2023, included in the Registration Statements on Form S-1 (Nos. 333-273628 and 333-275612) and related Prospectus of Richtech Robotics Inc. filed with the Securities and Exchange Commission.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC

Henderson, Nevada

December 8, 2023

179 N. Gibson Road, Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com